Exhibit 99.1

TSYS    News Release
--------------------------------------------------------------------------------
For Immediate Release

Contacts:

James B. Lipham                          Leo S. Berard
Chief Financial Officer                  TSYS Investor Relations
+1.706.649.2262                          +1.706.644.6081
                                         leoberard@tsys.com

          TSYS Reports 41.1% Increase in Net Income for Second Quarter
     As Momentum Continues, Company Raises 2005 Earnings Guidance to 25%-28%

Columbus, Ga., July 19, 2005 -- TSYS(R) today announced that its financial results for the second quarter of 2005 exceeded its earnings per share expectations. As a result of the continued momentum, TSYS has increased its earnings guidance for 2005 from 22%-25% to 25%-28%.

         Below is a summary of the results for the quarter and six months ended June 30, 2005, as compared to the same periods in 2004, respectively:

                                                         Three Months Ended                      Six Months Ended
                                                                June 30,                             June 30,
                                                  -------------------------------------- ---------------------------------------
(dollars in millions, except earnings per                                      Percent                               Percent
share data)                                         2005          2004         Change         2005      2004         Change
 ------------------------------------------------ ------------ ------------ ------------ ------------ ------------ -------------
Revenues Before Reimbursables                         $331.1       $233.7        41.7%       $611.4       $458.3         33.4%
Total Revenues                                         410.2        289.6        41.6%        760.2        574.9         32.2%
Operating Income                                        76.3         47.3        61.5%        142.7         91.4         56.0%
Net Income                                              50.6         35.9        41.1%         96.8         68.4         41.4%
Basic EPS                                               0.26         0.18        41.0%         0.49         0.35         41.2%
Diluted EPS                                             0.26         0.18        41.0%         0.49         0.35         41.3%


         "We are very excited with the results for the second quarter," said Philip W. Tomlinson, chief executive officer. "The strength in the reported earnings for the quarter was the result of continued strong growth in our fundamental core business, the benefits gained through improved operating leverage, as well as the acquisition of Vital. As a result, we are increasing our earnings guidance from 22%-25% to 25%-28% for the year."

         Highlights for the quarter include:

      * TSYS reached an agreement in principle with Capital One Financial Corporation to provide processing services for its North American portfolio of consumer and small business credit card accounts. TSYS continues its exclusive negotiations with Capital One.

      * TSYS signed Fifth Third Bancorp and successfully converted its Visa and MasterCard consumer credit portfolio to TS2.

      * TSYS approved a quarterly cash dividend of $0.06 per share, an increase of 50 percent from the previous dividend rate. TSYS has increased its dividend payment for 6 consecutive years.

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TSYS Reports Results For Second Quarter 2005/Page 2 of 9

      * TSYS renewed its agreement with Navy Federal Credit Union, the world's largest credit union, to continue processing more than 1 million credit card accounts for an additional five years.

         "We continue to build momentum and long-term earnings visibility with the Chase Card Services conversion scheduled for the end of this month, as well as the upcoming opportunity with Capital One. We have experienced outstanding growth for the first two quarters of the year and are very excited about the prospects for the remainder of 2005 and beyond," said Tomlinson.


Revised Projected Outlook for 2005

         TSYS now expects its net income growth to be in the range of 25%-28%. TSYS' net income forecast is based on the following assumptions:

             1. Total revenues will increase 31%-33%

             2. Vital Processing Services will add $225 - $235 million
                in annual revenue

             3. Accounts on file at the end of 2005 will be
                between 430 and 435 million


Conference Call

         TSYS will host its quarterly conference call at 8:30 a.m. EDT, July 20, 2005. The conference call can be accessed at www.tsys.com by clicking on the "Conference Call" icon on the homepage. The replay will be available approximately 30 minutes after the completion of the call.



About TSYS

         TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected net income growth for 2005; the scheduled Chase Card Services conversion; and the assumptions underlying such statements, including, with respect to TSYS' expected increase in net income for 2005, an increase in total revenues of 31-33%; Vital Processing Services adding $225-$235 million in annual revenues; and accounts on file at the end of 2005 will be between 430 and 435 million. These statements are based on the current beliefs and expectations of TSYS' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, revenues that are lower than anticipated; Vital's addition to revenue is lower than anticipated; accounts on file at the end of 2005 are lower than anticipated; TSYS incurs expenses associated with the signing of a significant client; internal growth rates for TSYS' existing clients are lower than anticipated; TSYS does not convert clients' portfolios as scheduled; adverse developments with respect to foreign currency exchange rates; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS is unable to control expenses and increase market share;


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

TSYS Reports Results For Second Quarter 2005/Page 3 of 9


adverse developments with respect to the credit card industry in general;
TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; the impact of acquisitions, including their being more difficult to integrate than anticipated; the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; the impact of changes in accounting principles; overall market conditions; no material breach of the security of any of our systems; and the impact on TSYS' business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS' filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.







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